                                                                    EXHIBIT 99.4



                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is executed as of June 16, 1998 by Avalon Bay Communities, Inc. (f/k/a Bay Apartment Communities, Inc.), a Maryland corporation (the "Company") and the persons listed on APPENDIX
A. Unless otherwise defined, all capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement of Limited Partnership of Bay Pacific Northwest, L.P. (as the same may be amended, the "Limited Partnership Agreement"), dated as of September 23, 1997, by and between the initial Holders and the Company, as general partner.

         WHEREAS, the Holders are to receive or own the units of limited partnership interests in Bay Pacific Northwest, L.P., a Delaware limited partnership (the "Partnership") issued pursuant to that certain Agreement to Acquire Limited Partnership Interests and Contribution Agreement between the Company, Avondale Bear Creek Limited Partnership, a Texas limited partnership, and TCR #528 Bear Creek, Ltd., a Texas limited partnership, dated as of September 23, 1997 (the "Units") which may be tendered for redemption for cash or, at the Company's election, shares of the Company's common stock, $.01 par value ("Common Stock"), that may be issued without registration under the Securities Act of 1933 (the "Securities Act") pursuant to and in accordance with the terms of the Limited Partnership Agreement; and

         WHEREAS, it is a condition to the obligations of the Holders to consummate the transactions pursuant to which they will receive Units that the Company enter into this Agreement with the Holders.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and in the Limited Partnership Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Holder hereby agree as follows:

         1. REGISTRATION.

                  (a) REGISTRATION STATEMENT COVERING ISSUANCE OF COMMON STOCK. Subject to the provisions of Section 1(b) below, the Company will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (the "Issuance Registration Statement") under Rule 415 under the Securities Act, relating to the issuance to Holders of shares of Common Stock in exchange for such Units, such filing to be made on that date (the "Filing Date") which is the later of (i) a date which is thirty (30) days prior to the first date on which the Units issued pursuant to the Limited Partnership Agreement held by the Holders may be exchanged for shares of Common Stock and (ii) such other date as may be required by the SEC pursuant to its interpretation of applicable federal securities laws and the rules and regulations promulgated thereunder, including, without limitation, any of the so-called "roll- up" laws, rules or regulations. Thereupon the Company shall use its reasonable efforts to cause the Issuance Registration Statement to be declared effective by the SEC for all shares of Common Stock covered thereby as soon as practicable thereafter. In the event that the Company is unable to cause such Issuance Registration Statement to be declared effective by the SEC, then the rights of the Holders set forth in Sections 1(b) and 1(c) below shall apply to Common Stock received by such Holder upon the redemption of Units. Notwithstanding the availability of rights under Section 1(b) or 1(c), the Company shall continue to use its reasonable efforts to cause the Issuance Registration Statement to be declared effective by the SEC until such time as Holders request that the Company file a Shelf Registration Statement in accordance with Section 1(b). The Company agrees to use its reasonable efforts to keep the Issuance Registration Statement continuously effective until the date on which each Holder has tendered such Holder's Units for redemption and the redemption price therefor (whether paid in cash or in Common Stock) has been delivered to the Holder.

                  (b) SHELF REGISTRATION. In the event that, for any reason, the Company is unable to file an Issuance Registration Statement pursuant to Section 1(a) above on or before the 380th day after the date of issuance by the Partnership of the Units, or is unable to cause an Issuance Registration Statement to be declared effective by the SEC on or before the date which is sixty (60) days after the date the Issuance Registration Statement is filed with the SEC pursuant to Section 1(a) above, the Company shall, upon the request of Holders who own fifty percent (50%) or more of the Registrable Shares and Units then outstanding, file a registration statement (a "Shelf Registration Statement") under Rule 415 under the Securities Act relating to the sale by such Holders of their Registrable Shares in accordance with the terms hereof on or before the 390th day after the date of issuance by the Partnership of the Units or within 20 days after the Company receives the request from the Holders, if later (in the event that the Company is unable to file the Issuance Registration Statement) or on or before the date which is sixty-five (65) days following the date the Issuance Registration Statement is filed with the SEC or within 20 days after the Company receives the request from the Holders, if later (in the event that the Issuance Registration Statement has not been declared effective by the
SEC). As used in this Agreement, the term "Registrable Shares" means shares of Common Stock issued or issuable to the Holders in exchange for their Units pursuant to the terms of the Limited Partnership Agreement, excluding (A) Common Stock for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of under such Registration Statement or (B) Common Stock which is sold by the Holder pursuant to Rule 144 under the Securities Act or any successor rule or regulation. The Company shall use reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as practicable after it has been filed with the SEC for the total number of Registrable Shares that the Company could be requested to register if all of the Units were exchanged for the Company's Common Stock. The Company agrees to use reasonable efforts to keep the Shelf Registration Statement continuously effective until the date (the "Shelf Registration Expiration Date") which is the earliest of (a) one (1) year following the date on which all Units have been exchanged or redeemed pursuant to Sections 8.5, 8.6, or 8.7 of Limited Partnership Agreement, (b) the date which is the twelfth anniversary of the first date on which Units are issued by the Partnership, (c) the date on which all Registrable Shares are disposed of by the Holders or (d) such date on which it is no longer necessary to keep the


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Shelf Registration Statement effective because all Holders may freely sell their respective Registrable Shares (including any Common Stock that could be issued on redemption of Units then held by Holders) without limitation on volume or manner of sale pursuant to Rule 144(k) promulgated under the Securities Act (or any successor rule or regulation). After the Company has filed the Shelf Registration Statement, any obligation of the Company to file an Issuance Registration Statement pursuant to Section 1(a) above shall be suspended for as long as the Shelf Registration Statement remains effective. The Company shall not be required to file and effect more than one Shelf Registration Statement pursuant to this Section 1(b).

                  (c) PIGGYBACK REGISTRATION. If at any time after the Shelf Registration Expiration Date but prior to September 23, 2009 any Registrable Shares are outstanding and the Company proposes (without any obligation to do so) to file a registration statement under the Securities Act with respect to an offering of Common Stock solely for cash (other than a registration statement
(i) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan, (ii) on Form S-4 or any successor form to such Form or in connection with an exchange offer, (iii) in connection with a rights offering exclusively to existing holders of Common Stock, (iv) in connection with an offering solely to employees of the Company or its affiliates, (v) relating to a transaction pursuant to Rule 145 of the Securities Act or (vi) in connection with a dividend reinvestment or direct stock purchase plan other than to the Company's existing shareholders), whether or not for its own account (a "Piggyback Registration Statement"), the Company shall give prompt written notice of such proposed filing to the Holders. The notice referred to in the preceding sentence shall offer Holders the opportunity to register such amount of Registrable Shares as the Holders may request (a "Piggyback Registration"). Any Shelf Registration Statement, any Issuance Registration Statement or any Piggyback Registration Statement is sometimes hereinafter referred to as a "Registration Statement." Subject to the restrictions set forth below and the provisions of Section 3 hereto, the Company shall include in such Piggyback Registration all Registrable Shares for which the Company has received a written request for inclusion therein within fifteen
(15) calendar days after the notice referred to above has been given by the Company to the Holders of Registrable Shares. Holders of Registrable Shares shall be permitted to withdraw all or part of the Registrable Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriter advises the Company that the total number of shares of Common Stock requested to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering without adversely affecting the price range or probability of success of such offering, the Company will include Common Stock in such registration in the following priority: (i) first, all shares of Common Stock the Company proposes to sell and (ii) second, up to the full number of applicable Registrable Shares requested to be included in such registration and other shares of Common Stock held by shareholders of the Company who have the right to request, or participate in, such registration which, in the opinion of such managing underwriter, can be sold without adversely affecting the price range or probability of success of such offering, which shall be allocated among the


                                       3
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Holders and all other stockholders requesting registration on a pro rata basis in accordance with the total number of shares of Common Stock requested to be included.

         (d) At the request of a Holder, the Company will file an amendment to any Registration Statement covering Registrable Shares owned by, or issuable upon redemption of Units held by, such Holder deregistering all or part of those Registrable Shares (such shares, the "Deregistered Shares"). In the event that such Registrable Shares were registered pursuant to an Issuance Registration Statement or a Shelf Registration Statement, the Company shall be deemed to have satisfied its obligations pursuant to Section 1 (a) or 1 (b), as the case may be, with respect to such Deregistered Shares.

         2. REGISTRATION PROCEDURES.

                  (a) The Company shall notify each Holder of Registrable Shares of the effectiveness of the Registration Statement and shall furnish to each such Holder such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus or prospectus supplement), any documents incorporated by reference in the Registration Statement and such other documents as such Holder may reasonably request in order to facilitate its sale of the Registrable Shares in the manner described in the Registration Statement.

                  (b) The Company shall prepare and file with the SEC from time to time such amendments and supplements to the Issuance Registration Statement or the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep Issuance Registration Statement or the Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the Shelf Registration Expiration Date. Upon twenty (20) business days' notice, the Company shall file any supplement or post-effective amendment to the Shelf Registration Statement with respect to a Holder's interests in or plan of distribution of Registrable Shares that is reasonably necessary to permit the sale of the Holder's Registrable Shares pursuant to the Shelf Registration Statement.

                  (c) The Company shall promptly notify each Holder of, and confirm in writing, any request by the SEC for amendments or supplements to a Registration Statement or the prospectus related thereto or for additional information. In addition, the Company shall promptly notify each Holder of, and confirm in writing, the filing of a Registration Statement, any prospectus supplement related thereto or any amendment to a Registration Statement and the effectiveness of any post-effective amendment.

                  (d) The Company shall immediately notify each Holder, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which a Registration Statement (including the prospectus therein), as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event and subject to paragraph 9 of this Agreement, the Company shall promptly prepare, and furnish to each Holder a reasonable number of copies of, a supplement to or an amendment of such Registration Statement (including, if applicable, the prospectus contained therein) as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares, such Registration Statement (including, if applicable, the prospectus contained therein) shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         3. STATE SECURITIES LAWS. Subject to the conditions set forth in this Agreement, the Company shall, promptly upon the filing of a Registration Statement including Registrable Shares, file such documents as may be necessary to register or qualify the Registrable Shares under the securities laws of the states (the "Blue Sky Laws") that require such registration or qualification as any Holder of Registrable Shares may reasonably request, and the Company shall use reasonable efforts to cause such filings to become, and to continuously remain, effective as long as the Registration Statement is effective; PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. The Company shall promptly notify each Holder of, and confirm in writing,
(i) the effectiveness or any filing under any Blue Sky Laws (with the date thereof and (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale under the Blue Sky Laws of any jurisdiction or the initiation or threat of any proceeding for such purpose or any inquiry concerning the accuracy or completeness of any filing under any Blue Sky Law or any document or information included in or accompanying any such filing. In addition, the Company shall notify each Holder of, and confirm in writing, the filing of any amendment or supplement to any filing under any Blue Sky Law.

         4. EXCHANGE ACT FILINGS. The Company shall from time to time make all filings required of it under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Company shall upon request of a Holder, provide to such Holder a copy of any such filing, whether or not such filing is incorporated by reference into a Registration Statement.

         5. LISTING. The Company will take such action as may be necessary to cause all Registrable Shares to be listed or otherwise eligible for full trading privileges on the New York Stock Exchange and on each other securities exchange or quotation system on which the Common Stock is traded, in each case not later than the date on which a Registration Statement covering the Registrable Shares becomes effective or the Registerable Shares are issued by the Company to a Holder, whichever is later. The Company will use reasonable efforts to continue the listing or trading privilege for all Registrable Shares on each such exchange or quotation system. The Company will promptly notify each Holder of and confirm in writing, the delisting of the Company's Common Stock by any securities exchange or the suspension of


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or restriction on trading privileges with respect to the Company's Common Stock through any quotation system.

         6. EXPENSES. The Company shall bear all fees, costs and expenses incurred by the Company in connection with the registration of the Registrable Shares pursuant to Sections 1(a), 1(b) or 1(c) and Sections 2 and 3 of this Agreement and the listing of Common Stock as contemplated by Section 5 of this Agreement. Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by the Company and all registration and filing fees imposed by the SEC, any state securities commission or any securities exchange or quotation system on which the Common Stock is then traded or quoted. The Holders of Registrable Shares shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares and for any legal, accounting and other expenses incurred by them. The Holder requesting an amendment to any Registration Statement pursuant to Section 1(d) above shall bear all fees, costs and expenses incurred by the Company or by such Holder in connection therewith or with the delisting of such Deregistered Shares from any national securities exchange or quotation system on which such Deregistered Shares had been listed for trading.

         7. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify each of the Holders, each person who holds a direct or indirect ownership interest in a Holder or who controls (within the meaning of the Securities Act or the Exchange Act) a Holder and their respective former and existing officers, directors, agents, representatives and affiliates (an "Indemnitee") against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable attorneys' fees, expenses and disbursements documented in writing), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or any prospectus contained therein or in any information incorporated by reference in any thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as and to the extent that such statement or omission arose out of or was based upon information regarding a Holder or its plan of distribution or Registrable Shares which was furnished to the Company by such Holder for use therein, provided, further that the Company shall not be liable to any Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company for use in connection with the Registration Statement or the prospectus contained therein by such Indemnitee or (ii) such Indemnitee's failure to send or give a copy of the final prospectus furnished to it by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus.


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         8. COVENANTS OF HOLDERS. Each of the Holders hereby agrees (a) to furnish in writing to the Company all such information required to be furnished by the Securities Act in connection with the preparation of the Registration Statement and any filings with any state securities commissions as the Company may reasonably request, (b) so long as the Company has met its obligations under
Section 2(a) hereof, to deliver or cause delivery, to the extent required by all applicable federal and state securities laws, a copy of the prospectus (as amended or supplement from time to time) contained in the Registration Statement to any purchaser of the shares covered by the Registration Statement from the Holder, (c) to notify the Company of any sale of Registrable Securities by such Holder, and (d) to indemnify the Company, its former and existing officers, directors, employees, agents, representatives and affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in either the Registration Statement or the prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission arose out of or was based upon information regarding the Holder or its plan of distribution which was furnished to the Company by the Holder expressly for use therein, or (ii) the failure by the Holder or any underwriter, broker, dealer or agent acting for or on behalf of such Holder to deliver or cause to be delivered the prospectus contained in the Registration Statement (as amended or supplemented, if applicable) furnished by the Company to the Holder to any purchaser of the Registrable Shares covered by the Registration Statement from the Holder. In the event that the Company is unable to perform any obligation hereunder because a Holder, after request by the Company, refuses to cooperate with the Company in a manner necessary for the Company to perform such obligation, any time period relating to such obligation shall be extended for the same period of time in which the Holder's failure to cooperate causes the Company's non-performance.

         9. SUSPENSION OF REGISTRATION REQUIREMENT.

                  (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment.

                  (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use reasonable efforts to cause the Registration Statement and any filings with any state securities commission to be made or to become effective or to amend or supplement the Registration Statement shall be suspended in the event and during such period pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a bona


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fide business purpose for preserving confidentiality or which renders the
Company unable to comply with SEC requirements (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or unadvisable to cause the Registration Statement or such filings to be made or to become effective or to amend or supplement the Registration Statement, but such suspension shall continue only for so long as such event or its effect is continuing but in no event will (i) any single suspension continue for more than 60 days and (ii) the total number of days of suspension exceed 120 days in any twelve month period (the period of any suspension, a "Suspension Period"). The Company shall notify promptly the Holder in writing of the existence of any Suspension Event.

                  (c) Each Holder whose Registrable Shares are covered by a Registration Statement filed pursuant to Sections 1(a), 1(b) or 1(c) hereof agrees, if requested by the Company's underwriters or financial advisors (the "Advisors") in an offering of the Company's securities pursuant to a registration statement filed with the SEC (a "Registered Offering"), not to effect any public sale or distribution of any shares of Common Stock of the Company received in exchange for Units, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such Registered Offering to the extent permitted by Section 1(c) hereof), during the 15-day period prior to, and during the 60-day period beginning on, the date of pricing of each Registered Offering, to the extent timely notified in writing by the Company or the Advisors; provided, however, that upon the written request of a Holder, the Company will request that the Advisors, in their discretion, waive the conditions of this Section 9(c) as to such Holder in connection with a specific Registered Offering and, if such waiver is granted by the Advisors, then the Company will waive such Holder's compliance with the conditions of this Section 9(c) in connection with the specific Registered Offering to the extent of the Advisor's waiver.

                  (d) Each Holder whose Registrable Shares are covered by a Registration Statement filed pursuant to Sections 1(a), 1(b) or 1(c) hereof agrees, if requested by the Company in the case of an offering not made pursuant to a registration statement filed with the SEC (a "Nonregistered Offering," collectively with a Registered Offering, the "Offering"), not to effect any public sale or distribution of any of the shares of Common Stock of the Company received in exchange for Units, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 10-day period prior to, and during the 30-day period (or shorter period as requested by the Company) beginning on, the date of pricing of such Nonregistered Offering, to the extent timely notified in writing by the Company.

         10. BLACK-OUT PERIOD. Following the effectiveness of any Registration Statement and the filings with any state securities commissions, each Holder agrees that it will not effect any sales of the Registrable Shares pursuant to the Registration Statement or any such filings at any time after it has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event, during any Offering or so that the Company may correct or update the Registration Statement or such filing pursuant to Sections 2(c) or 2(d). The Holder may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement or such filings following further notice to such effect from the

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Company, which notice shall be given by the Company as soon as practicable but in no event later than three (3) business days after the conclusion of any such Suspension Event or Offering.

         11. ADDITIONAL SHARES. The Company, at its option, may register, under any Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued shares of Common Stock or any shares of Common Stock owned by any other shareholder or shareholders of the Company.

         12. CONTRIBUTION. If the indemnification provided for in Sections 7 and 8 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the obligation of any indemnifying party to contribute under this Section 12 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 7 or 8 hereof had been available under the circumstances.

         The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

         No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

         13. NO OTHER OBLIGATION TO REGISTER. Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to the Holders to register the Registrable Shares. The Company shall have no obligation to register the Units under the Securities Act.

         14. AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented without the prior written consent of the Company and each Holder to be affected by the amendment, modification or supplement.

         15. NOTICES. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 2(b) or Section 8, such notice must be confirmed in writing by registered or certified mail or by overnight express delivery with confirmation of receipt:

         If to the Company to:          Avalon Bay Communities, Inc.
                                        4340 Stevens Creek Boulevard
                                        Suite 275
                                        San Jose, California 95129
                                        Attn:   Chief Financial Officer
                                        Fax:  (408) 984-7060


         With a copy to:                Goodwin, Procter & Hoar  LLP
                                        Exchange Place
                                        Boston, MA 02109
                                        Attn: David W. Watson, Esq.
                                        Fax:  (617) 523-1231

         If to a Holder:                at the address set forth on Appendix A
                                        to this Agreement

         With a copy to:                Jones, Day Reavis & Pogue
                                        1900 Huntington Center
                                        41 South High Street
                                        Columbus, OH 43215
                                        Attn: Michael K. Ording, Esq.
                                        Fax (614) 469-3839

         16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. This Agreement may not be assigned by any Holder and any attempted assignment hereof by any Holder will be void and of no effect and shall terminate all obligations of the Company hereunder with respect to such Holder, PROVIDED, HOWEVER, that any assignment by a Holder to another Holder (as defined below) shall not constitute an "assignment" pursuant to this Section 16.

         17. DEFINITION OF "HOLDERS" OR A "HOLDER". "Holders" or a "Holder" under this Registration Rights Agreement shall include (i) any Limited Partner (including each person listed on Exhibit A to this Agreement), (ii) any Substituted Limited Partner, and (iii) any Assignee.

         18. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within said State.

         20. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         21. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and, except with respect to the Limited Partnership Agreement, is intended to be the complete statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth in the Limited Partnership Agreement or as set forth or referred to herein, with respect to such subject matter. Except with respect to the Limited Partnership Agreement, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. In the event there is a conflict between this Agreement and the Limited Partnership Agreement, the provisions of the Limited Partnership Agreement shall govern.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Registration Rights Agreement is executed as of the date first written above.


                               AVALON BAY COMMUNITIES, INC.,
                               a Maryland corporation


                               By:  /s/ Thomas J. Sargeant
                                    ------------------------------------------
                                    Thomas J. Sargeant, Senior Vice President
                                    and Chief Financial Officer

                                SIGNATURE PAGE TO
                          REGISTRATION RIGHTS AGREEMENT
                                 BY AND BETWEEN
               THE LIMITED PARTNERS OF BAY PACIFIC NORTHWEST, L.P.
                                       AND
                         BAY APARTMENT COMMUNITIES, INC.




                             /s/ J. Ronald Terwilliger
                             --------------------------------
                             J. Ronald Terwilliger

                                SIGNATURE PAGE TO
                          REGISTRATION RIGHTS AGREEMENT
                                 BY AND BETWEEN
               THE LIMITED PARTNERS OF BAY PACIFIC NORTHWEST, L.P.
                                       AND
                         BAY APARTMENT COMMUNITIES, INC.


                              CFP RESIDENTIAL, L.P.

                             By: Crow Family, Inc.,
                                 its General Partner

                           /s/ Sarah Puckett
                           ------------------------------
                               Sarah Puckett
                               Vice President

                                SIGNATURE PAGE TO
                          REGISTRATION RIGHTS AGREEMENT
                                 BY AND BETWEEN
               THE LIMITED PARTNERS OF BAY PACIFIC NORTHWEST, L.P.
                                       AND
                         BAY APARTMENT COMMUNITIES, INC.



                           /s/ Clyde P. Holland
                           ------------------------------
                               Clyde P. Holland

                                SIGNATURE PAGE TO
                          REGISTRATION RIGHTS AGREEMENT
                                 BY AND BETWEEN
               THE LIMITED PARTNERS OF BAY PACIFIC NORTHWEST, L.P.
                                       AND
                         BAY APARTMENT COMMUNITIES, INC.


                              /s/ Randy J. Pace
                              ----------------------------
                                    Randy J. Pace

                                SIGNATURE PAGE TO
                          REGISTRATION RIGHTS AGREEMENT
                                 BY AND BETWEEN
               THE LIMITED PARTNERS OF BAY PACIFIC NORTHWEST, L.P.
                                       AND
                         BAY APARTMENT COMMUNITIES, INC.


                              /s/ Kevin E. Andrade
                              ----------------------------
                                   Kevin E. Andrade

                                SIGNATURE PAGE TO
                          REGISTRATION RIGHTS AGREEMENT
                                 BY AND BETWEEN
               THE LIMITED PARTNERS OF BAY PACIFIC NORTHWEST, L.P.
                                       AND
                         BAY APARTMENT COMMUNITIES, INC.


                            /s/ Clifford A. Breining
                            -----------------------------
                                Clifford A. Breining

                                   APPENDIX A


                     [LIST OF HOLDERS AND UNITS TO BE ADDED]

                                        Original     Sale to         Ownership at       Economics      Allocation of OP
                                       Ownership      ABCLP            Closing        at Closing(1)       Units(2)
                                       ---------      -----            -------        -------------       --------
TCR Pacific Northwest V, Inc.            1.00%                           1.00%           1.58%            $60,846.31

J. Ronald Terwilliger                   32.67%        13.42%            19.25%          30.34%          1,168,403.12

Randy J. Pace                            3.00%                           3.00%           4.73%            182,153.82

CFP Residential, L.P.                   33.14%        13.61%            19.53%          30.78%          1,185,347.66

Clyde P. Holland, Jr.                   23.19%         9.52%            13.67%          21.54%            829,512.30

Kevin E. Andrade                         5.00%                           5.00%           7.88%            303,461.33

Clifford A. Breining                     2.00%                           2.00%           3.15%            121,307.51
                                       ------         -----             -----          ------          -------------
                                       100.00%        36.55%            63.45%         100.00%         $3,851,032.05









-----------------

1 Adjusted to reflect percentage of partnership interests not held by Avondale
  Bear Creek Limited Partnership

2 Based on $3,851,032.05